Exhibit 99.1
FOR IMMEDIATE RELEASE
Wyndham Worldwide Reports Solid Third Quarter 2008 Results
Adjusted EPS up 11% to $0.83
PARSIPPANY, N.J. (October 30, 2008) — Wyndham Worldwide Corporation (NYSE:WYN) today announced results for the three months ended September 30, 2008.
HIGHLIGHTS:
•	Third quarter reported EPS grew by 23%, or 11% on an adjusted basis. Third quarter 2008 net income was $142 million, or $0.80 diluted earnings per share. Adjusted net income, excluding $6 million after-tax in legacy items and restructuring costs, was $148 million, or $0.83 adjusted diluted earnings per share, exceeding Company-issued guidance of $0.80 - 0.82.

•	Third quarter 2008 revenues were $1.2 billion, up 1% from the third quarter of 2007.

•	Compared to the third quarter of 2007:
•	System size increased by 42,500 rooms, or 8% (2% excluding the impact of the Microtel and Hawthorn brands acquisition in July 2008).

•	Average net price per vacation rental increased 9%, or 5% in constant currency.

•	Average number of vacation exchange members increased 4%, or 135,000 members.

•	Gross Vacation Ownership Interest sales increased 3%.
•	EBITDA increased in each of the Company’s businesses
“We produced solid operating results during the quarter in a difficult global economic environment,” said Stephen P. Holmes, Wyndham Worldwide Chairman and Chief Executive Officer. “We are taking the necessary steps to best weather this storm and, if necessary, we will make further adjustments. The diversity and flexibility of our business model enables us to adjust to changes in the marketplace to optimize our performance.”
THIRD QUARTER 2008 OPERATING RESULTS
Revenues for the third quarter of 2008 were $1.2 billion, up 1% compared to the third quarter of 2007. The Company also reported year-over-year EBITDA growth in each of its three business units during the third quarter of 2008.
Reported net income for the third quarter of 2008 was $142 million, or $0.80 diluted earnings per share, compared to $117 million, or $0.65 diluted earnings per share, for the third quarter of 2007.
Excluding $2 million in after-tax net expense from the resolution of, and adjustment to, certain legacy items and $4 million in after-tax restructuring costs, adjusted net income for the third quarter of 2008 would have been $148 million, or $0.83 adjusted diluted earnings per share, an 11% increase compared to adjusted net income of $134 million, or adjusted diluted earnings per share of $0.75, in the third quarter of 2007. Adjusted net income in the third quarter of 2007 excludes $2 million in after-tax separation and related costs and $15 million in after-tax net expense from the resolution of, and adjustment to, certain legacy items.
BUSINESS UNIT RESULTS
Lodging (Wyndham Hotel Group)
Revenues were $213 million in the third quarter of 2008, up $2 million, or 1%, when compared with the third quarter of 2007. Higher revenues resulting from the Microtel and Hawthorn brands acquisition and incremental properties were partially offset by a decline in worldwide RevPAR.
System-wide RevPAR decreased 2.7% in the third quarter of 2008, reflecting 4.2% and 1.7% declines in domestic and international RevPAR, respectively.
Third quarter 2008 EBITDA grew 3% to $72 million, compared to $70 million in the third quarter of 2007. This increase was driven by cost containment initiatives, the Microtel and Hawthorn brands acquisition, a one-time benefit resulting from the sale of a non-strategic asset and lower marketing expenses due to timing, which were partially offset by $4 million in restructuring costs. Excluding the $4 million restructuring costs, adjusted third quarter 2008 EBITDA would have been $76 million, a 9% increase over 2007.
As of September 30, 2008, the Company’s hotel system consisted of 6,970 properties and approximately 583,400 rooms, of which 20% were international, with a development pipeline of approximately 990 hotels and more than 111,000 rooms, of which 51% were new construction and 41% were international.

Vacation Exchange and Rentals (Group RCI)
Revenues were $354 million in the third quarter of 2008, a 5% increase compared with the third quarter of 2007, reflecting growth in vacation rentals and ancillary revenues, partially offset by lower annual dues and exchange revenues. In constant currency, revenues increased 3% compared to the third quarter of 2007.
Vacation rentals revenues were $199 million, up 9% compared to the third quarter of 2007, or a 5% increase in constant currency. The increase reflects a higher average net price per rental and the conversion of an existing Landal park from franchised to a managed property. Rental transaction volume was flat during the third quarter of 2008 compared to the prior year.
Annual dues and exchange revenues were $114 million, down 2% compared to the third quarter of 2007. A 4% increase in the average number of members was more than offset by a 5% decline in the average revenue per member.
Other ancillary revenues were $41 million, up 8% compared to the third quarter of 2007, reflecting increased club servicing revenues, fees from credit card loyalty programs and fees generated from programs with affiliated resorts.
Third quarter 2008 EBITDA was $105 million, compared to third quarter 2007 EBITDA of $103 million. Revenue gains and overhead cost reductions were partially offset by unfavorable foreign exchange impact on expenses, incremental marketing expenditures and higher operational expenses related to a Landal park conversion. In constant currency, EBITDA increased 4% compared to the third quarter of 2007. Excluding $2 million of restructuring costs, in constant currency adjusted third quarter 2008 EBITDA would have been $109 million, a 6% increase over the prior year.
Vacation Ownership (Wyndham Vacation Ownership)
Gross Vacation Ownership Interest sales were $566 million for the third quarter of 2008, up 3% compared to the third quarter of 2007. This increase was principally driven by modest increases in tour flow and volume per guest, as well as higher levels of upgrades.
Consumer finance revenues increased $18 million to $111 million in the third quarter of 2008, up 19% compared to the third quarter of 2007, reflecting continued growth in the portfolio due to higher gross VOI sales.
Reported revenues were $661 million in the third quarter of 2008, down 1% compared to the third quarter of 2007, including a higher provision for loan losses. Third quarter 2008 revenues were also reduced by $2 million as a result of deferred vacation ownership revenue recorded under the percentage-of-completion method of accounting, while the Company recognized $1 million of previously deferred revenue in the third quarter of 2007.

EBITDA for the third quarter of 2008 increased 10% to $128 million, compared to $116 million in the third quarter of 2007. The increase was primarily due to cost containment and higher net interest income of $13 million. Third quarter 2007 EBITDA includes a $7 million pre-tax gain on the sale of certain vacation ownership properties.
Other Items
Interest expense for the third quarter of 2008 was $21 million, up from $20 million in the third quarter of 2007. Interest income for the quarter was $2 million, down from $4 million from the comparable prior-year period. Depreciation and amortization increased $4 million to $47 million reflecting increased capital investments over the past two years.
Bank Conduit Facility
The Company also announced that it expects to close on or about November 10, 2008, a new timeshare receivables conduit facility led by J.P. Morgan. The facility is expected to have capacity of at least $800 million.
Balance Sheet Information as of September 30, 2008:
•	Cash and cash equivalents of approximately $230 million compared to approximately $210 million at December 31, 2007

•	Vacation ownership contract receivables, net, of $3.3 billion compared to $2.9 billion at December 31, 2007

•	Vacation ownership and other inventory of approximately $1.3 billion compared to $1.2 billion at December 31, 2007

•	Securitized vacation ownership debt of $2.1 billion, unchanged since December 31, 2007

•	Other debt of $1.7 billion, compared to $1.5 billion at December 31, 2007
A schedule of debt is included in the financial tables section of this press release.
Outlook
Given the disruptions in the global economy and capital markets, and uncertainty about how these will impact employment, consumer spending and other macroeconomic drivers, guidance related to Wyndham Worldwide’s performance during the remainder of 2008 and 2009 is subject to higher than normal levels of uncertainty. The following guidance reflects assumptions used for internal planning purposes. If economic conditions improve or deteriorate materially from current levels, these assumptions and our guidance may change materially.
For the fourth quarter 2008, the Company expects adjusted EPS of $0.41 - $0.46 based on weighted average shares of approximately 178 million.
The Company’s updated full-year 2008 guidance is:
•	Revenues of $4,360 - $4,410 million

•	Adjusted* EBITDA of $830 - $880 million

•	Depreciation and amortization expense of $175 - $185 million

•	Interest expense, net of $70 - $80 million

•	Adjusted* net income of $377 - $386 million

•	Adjusted* EPS of $2.12 - $2.17 based on weighted average shares of approximately 178 million
Management provided preliminary guidance for the full-year 2009:
•	Revenues of approximately $4.1 - $4.5 billion

•	Adjusted* EBITDA of approximately $840 - $890 million

*	All guidance excludes legacy items, rebranding charges and restructuring costs, if any, which may have a positive or negative impact on reported results, as applicable.
On October 6, 2008, the Company announced strategic realignments that would result in estimated pre-tax restructuring costs of approximately $7 in the third quarter of 2008, $10 - $15 million in the fourth quarter of 2008, and approximately $5 - $10 million in the first quarter of 2009. Based upon more refined plans, the Company now believes it will incur restructuring costs of approximately $25 - $30 million in the fourth quarter of 2008 and approximately $5 - $10 million in the first quarter of 2009.
Conference Call Information
Wyndham Worldwide Corporation will provide a webcast of its conference call to discuss the Company’s third quarter 2008 financial results and outlook for the remainder of 2008 and full-year 2009 on Thursday, October 30, 2008 at 8:30 a.m. EDT. Listeners may access the webcast live through the Company’s Web site at www.wyndhamworldwide.com/investors/. An archive of this webcast will be available at the Web site for approximately 90 days beginning at noon EDT on October 30. The conference call also may be accessed by dialing (888) 395-6878 and providing the pass code “Wyndham.” Listeners are urged to call at least 10 minutes prior to the scheduled start time. A telephone replay will be available at (800) 280-4691 beginning at noon EDT on October 30 until 5 p.m. EST on December 15, 2008.
Presentation of Financial Information
Financial information discussed in this press release includes both GAAP and non-GAAP measures, which include or exclude certain items. These non-GAAP measures differ from reported results and are intended to illustrate what management believes are relevant period-over-period comparisons. A complete reconciliation of reported GAAP results to the comparable non-GAAP information appears in the financial tables section of this press release.
About Wyndham Worldwide
As one of the world’s largest hospitality companies, Wyndham Worldwide offers individual consumers and business-to-business customers a broad suite of hospitality products and services across various accommodation alternatives and price ranges through its premier portfolio of world-renowned brands. Wyndham Hotel Group encompasses 6,970 franchised hotels and approximately 583,400 hotel rooms worldwide. Group RCI offers its nearly 3.7 million members access to more than 67,000 vacation properties located in approximately 100 countries. Wyndham Vacation Ownership develops, markets and sells vacation ownership interests and provides consumer financing to owners through its network of approximately 145 vacation ownership resorts serving over 800,000 owners throughout North America, the Caribbean and the South Pacific. Wyndham Worldwide, headquartered in Parsippany, N.J., employs more than 32,000 employees globally.
For more information about Wyndham Worldwide, please visit the Company’s web site at www.wyndhamworldwide.com.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, conveying management’s expectations as to the future based on plans, estimates and projections at the time the Company makes the statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements contained in this press release include statements related to the Company’s revenues, earnings and related financial and operating measures, financing transactions, restructuring plans, and the number of hotel rooms the Company intends to add in future periods.
You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Factors that could cause actual results to differ materially from those in the forward-looking statements include general economic conditions, the performance of the financial and credit markets, the economic environment for the hospitality industry, the impact of war and terrorist activity, operating risks associated with the hotel, vacation exchange and rentals and vacation ownership businesses, as well as those described in the Company’s 2007 Annual Report on Form 10-K, filed with the SEC on February 29, 2008. Except for the Company’s ongoing obligations to disclose material information under the federal securities laws, it undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.
# # #

Investor contact:	Press contact:

Margo C. Happer	Betsy O’Rourke
Senior Vice President,	Senior Vice President,
Investor Relations	Marketing and Communications
Wyndham Worldwide Corporation	Wyndham Worldwide Corporation
(973) 753-6472	(973) 753-7422
Margo.Happer@wyndhamworldwide.com	Betsy.O’Rourke@wyndhamworldwide.com

Table 1
Wyndham Worldwide Corporation
OPERATING RESULTS OF REPORTABLE SEGMENTS
(In millions)
In addition to other measures, management evaluates the operating results of each of its reportable segments based upon net revenues and “EBITDA,” which is defined as net income before depreciation and amortization, interest expense (excluding interest on securitized vacation ownership debt), interest income and income taxes, each of which is presented on the Company’s Consolidated Statements of Income. The Company’s presentation of EBITDA may not be comparable to similarly-titled measures used by other companies.
The following tables summarize net revenues and EBITDA for reportable segments, as well as reconcile EBITDA to net income for the three and nine months ended September 30, 2008 and 2007:

	Three Months Ended September 30,
	2008			2007
	Net Revenues	EBITDA	(d)	Net Revenues	EBITDA	(f)

Lodging	$213	$72		$211	$70
Vacation Exchange and Rentals	354	105		336	103
Vacation Ownership	661	128		671	116

Total Reportable Segments	1,228	305		1,218	289

Corporate and Other (a) (b)	(2)	(11)		(2)	(41)

Total Company	$1,226	$294		$1,216	$248

Reconciliation of EBITDA to Net Income

EBITDA		$294			$248
Depreciation and amortization		47			43
Interest expense		21			20
Interest income		(2)			(4)

Income before income taxes		228			189
Provision for income taxes		86			72

Net income		$142			$117

	Nine Months Ended September 30,
	2008			2007
	Net Revenues	EBITDA	(d)	Net Revenues	EBITDA	(f)

Lodging	$583	$179		$549	$174
Vacation Exchange and Rentals	1,009	252		937	237
Vacation Ownership	1,786	248	(e)	1,849	279

Total Reportable Segments	3,378	679		3,335	690

Corporate and Other (a) (c)	(8)	(34)		(7)	(40)

Total Company	$3,370	$645		$3,328	$650

Reconciliation of EBITDA to Net Income

EBITDA		$645			$650
Depreciation and amortization		137			122
Interest expense		59			55
Interest income		(8)			(9)

Income before income taxes		457			482
Provision for income taxes		175			184

Net income		$282			$298

(a)	Includes the elimination of transactions between segments.

(b)	Includes $1 million and $25 million of a net expense during the three months ended September 30, 2008 and 2007, respectively, related to the resolution of and adjustment to certain contingent liabilities and assets.

(c)	Includes $4 million and $5 million of a net benefit during the nine months ended September 30, 2008 and 2007, respectively, related to the resolution of and adjustment to certain contingent liabilities and assets.

(d)	Includes restructuring costs of $4 million and $2 million for Lodging and Vacation Exchange and Rentals, respectively, during both the three and nine months ended September 30, 2008.

(e)	Includes an impairment charge of $28 million due to the Company’s initiative to rebrand its vacation ownership trademarks to the Wyndham brand.

(f)	Includes separation and related costs of $1 million and $2 million for Vacation Ownership and Corporate and Other, respectively, during the three months ended September 30, 2007 and $9 million and $7 million for Vacation Ownership and Corporate and Other, respectively, during the nine months ended September 30, 2007.

Table 2
Wyndham Worldwide Corporation
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Net revenues

Vacation ownership interest sales	$446	$467	$1,153	$1,283
Service fees and membership	468	442	1,344	1,232
Franchise fees	153	155	402	406
Consumer financing	111	93	314	261
Other	48	59	157	146

Net revenues	1,226	1,216	3,370	3,328

Expenses
Operating	439	440	1,284	1,246
Cost of vacation ownership interests	86	101	226	296
Consumer financing interest (a)	34	29	93	77
Marketing and reservation	232	229	659	632

General and administrative (b)	140	174	438	419

Separation and related costs (c)	-	3	-	16

Trademark impairment (d)	-	-	28	-

Restructuring costs (e)	6	-	6	-
Depreciation and amortization	47	43	137	122

Total expenses	984	1,019	2,871	2,808

Operating income	242	197	499	520
Other income, net	(5)	(8)	(9)	(8)
Interest expense	21	20	59	55
Interest income	(2)	(4)	(8)	(9)

Income before income taxes	228	189	457	482
Provision for income taxes	86	72	175	184

Net income	$142	$117	$282	$298

Earnings per share

Basic	$0.80	$0.65	$1.59	$1.63

Diluted	0.80	0.65	1.58	1.62

Weighted average shares outstanding

Basic	178	179	177	183

Diluted	178	180	178	184

(a)	Prior to periods ending September 30, 2008, such amounts were included as a component of Operating Expenses.

(b)	Includes $1 million and $25 million of a net expense during the three months ended September 30, 2008 and 2007, respectively, and $4 million and $5 million of a net benefit during the nine months ended September 30, 2008 and 2007, respectively, related to the resolution of and adjustment to certain contingent liabilities and assets.

(c)	Represents costs that the Company incurred in connection with the execution of its separation from its former parent, Cendant (now Avis Budget Group, Inc.). Such amounts, net of tax, were $2 million and $10 million during the three and nine months ended September 30, 2007, respectively.

(d)	Represents an impairment charge due to the Company’s initiative to rebrand its vacation ownership trademarks to the Wyndham brand. Such amount, net of tax, was $17 million during the nine months ended September 30, 2008.

(e)	Relates to costs incurred as a result of various strategic initiatives approved by the Company and commenced during the third quarter of 2008. Such amount, net of tax, was $4 million during both the three and nine months ended September 30, 2008.

Table 3
(1 of 2)
Wyndham Worldwide Corporation
OPERATING STATISTICS

	Year	Q1	Q2	Q3	Q4	Full Year
Lodging (a)
Number of Rooms (b)	2008	551,100	551,500	583,400	N/A	N/A
	2007	539,300	541,700	540,900	550,600	N/A
	2006	525,500	535,900	533,700	543,200	N/A
	2005	519,300	516,000	512,000	532,700	N/A

RevPAR	2008	$32.21	$38.87	$41.93	N/A	N/A
	2007	$31.35	$38.35	$43.10	$33.09	$36.48
	2006	$30.45	$36.97	$40.82	$31.41	$34.95
	2005	$25.53	$31.91	$36.86	$29.72	$31.00

Royalty, Marketing and Reservation Revenue (in 000s)	2008	$104,162	$127,238	$145,502	N/A	N/A
	2007	$105,426	$129,453	$146,290	$107,870	$489,041
	2006	$102,741	$125,409	$138,383	$104,505	$471,039
	2005	$84,704	$104,281	$119,829	$99,804	$408,620

Vacation Exchange and Rentals
Average Number of Members (in 000s)	2008	3,632	3,682	3,673	N/A	N/A
	2007	3,474	3,506	3,538	3,588	3,526
	2006	3,292	3,327	3,374	3,429	3,356
	2005	3,148	3,185	3,233	3,271	3,209

Annual Dues and Exchange Revenue Per Member	2008	$150.84	$128.91	$124.51	N/A	N/A
	2007	$155.60	$132.33	$131.38	$124.59	$135.85
	2006	$152.10	$130.37	$132.31	$128.13	$135.62
	2005	$159.12	$134.98	$125.64	$124.05	$135.76

Vacation Rental Transactions (in 000s)	2008	387	319	360	N/A	N/A
	2007	398	326	360	293	1,376
	2006	385	310	356	293	1,344
	2005	367	311	344	278	1,300

Average Net Price Per Vacation Rental	2008	$412.74	$477.63	$553.69	N/A	N/A
	2007	$349.73	$415.71	$506.78	$426.93	$422.83
	2006	$312.51	$374.91	$442.75	$356.16	$370.93
	2005	$331.37	$363.14	$412.66	$325.62	$359.27

Vacation Ownership
Gross Vacation Ownership Interest Sales (in 000s)	2008	$458,000	$532,000	$566,000	N/A	N/A
	2007	$430,000	$523,000	$552,000	$488,000	$1,993,000
	2006	$357,000	$434,000	$482,000	$469,000	$1,743,000
	2005	$281,000	$354,000	$401,000	$360,000	$1,396,000

Tours	2008	255,000	314,000	334,000	N/A	N/A
	2007	240,000	304,000	332,000	268,000	1,144,000
	2006	208,000	273,000	312,000	254,000	1,046,000
	2005	195,000	250,000	272,000	217,000	934,000

Volume Per Guest (VPG)	2008	$1,668	$1,583	$1,550	N/A	N/A
	2007	$1,607	$1,596	$1,545	$1,690	$1,606
	2006	$1,475	$1,426	$1,434	$1,623	$1,486
	2005	$1,349	$1,284	$1,349	$1,507	$1,368

Note: Full year amounts may not foot across due to rounding.

(a)	Quarterly drivers in the Lodging segment include the acquisitions of Microtel Inns & Suites and Hawthorn Suites (July 2008), Wyndham Hotels and Resorts (October 2005) and Baymont Inn & Suites (April 2006) from their acquisition dates forward. Therefore, the operating statistics are not presented on a comparable basis.

(b)	Numbers include affiliated rooms from the fourth quarter of 2006 forward.

Table 3
(2 of 2)
Wyndham Worldwide Corporation
OPERATING STATISTICS
GLOSSARY OF TERMS
Lodging
Number of Rooms: Represents the number of rooms at lodging properties at the end of the period which are either (i) under franchise and/or management agreements, (ii) properties affiliated with Wyndham Hotels and Resorts brand for which we receive a fee for reservation and/or other services provided or (iii) properties managed under the CHI Limited joint venture.
Average Occupancy Rate: Represents the percentage of available rooms occupied during the period.
Average Daily Rate (ADR): Represents the average rate charged for renting a lodging room for one day.
RevPAR: Represents revenue per available room and is calculated by multiplying average occupancy rate by ADR. Comparable RevPAR represents RevPAR of hotels which are included in both periods.
Royalty, Marketing and Reservation Revenues: Royalty, marketing and reservation revenues are typically based on a percentage of the gross room revenues of each hotel. Royalty revenue is generally a fee charged to each franchised or managed hotel for the use of one of our trade names, while marketing and reservation revenues are fees that we collect and are contractually obligated to spend to support marketing and reservation activities. Marketing and reservation fees are also included in Table 4 within Marketing, Reservation and Wyndham Rewards Revenues.
Vacation Exchange and Rentals
Average Number of Members: Represents members in our vacation exchange programs who pay annual membership dues. For additional fees, such participants are entitled to exchange intervals for intervals at other properties affiliated with our vacation exchange business. In addition, certain participants may exchange intervals for other leisure-related products and services.
Annual Dues and Exchange Revenue Per Member: Represents total revenues from annual membership dues and exchange fees generated for the period divided by the average number of vacation exchange members during the year.
Vacation Rental Transactions: Represents the gross number of transactions that are generated in connection with customers booking their vacation rental stays through us. In our European vacation rentals businesses, one rental transaction is recorded each time a standard one-week rental is booked; however, in the United States, one rental transaction is recorded each time a vacation rental stay is booked, regardless of whether it is less than or more than one week.
Average Net Price Per Vacation Rental: Represents the net rental price generated from renting vacation properties to customers divided by the number of rental transactions.
Vacation Ownership
Gross Vacation Ownership Interest Sales: Represents gross sales of vacation ownership interests (including tele-sales upgrades, which are a component of upgrade sales) before deferred sales and loan loss provisions.
Tours: Represents the number of tours taken by guests in our efforts to sell vacation ownership interests.
Volume per Guest (VPG): Represents revenue per guest and is calculated by dividing the gross vacation ownership interest sales, excluding tele-sales upgrades, which are a component of upgrade sales, by the number of tours.
General
Constant Currency: Represents comparison eliminating the effects of foreign exchange rate fluctuations between periods.

Table 4
Wyndham Worldwide Corporation
ADDITIONAL DATA

	Year	Q1	Q2	Q3	Q4	Full Year
Lodging (a)
Number of Properties (b)	2008	6,550	6,560	6,970	N/A	N/A
	2007	6,450	6,460	6,460	6,540	N/A
	2006	6,300	6,440	6,420	6,470	N/A
	2005	6,400	6,380	6,350	6,350	N/A

Marketing, Reservation and Wyndham Rewards Revenues (in 000s) (c)	2008	$62,200	$76,507	$85,491	N/A	N/A
	2007	$61,369	$74,575	$84,820	$65,208	$285,973
	2006	$58,572	$70,931	$78,856	$61,135	$269,495
	2005	$45,066	$56,558	$65,812	$58,053	$225,491

Property Management Reimbursable Revenue (in 000s) (d)	2008	$27,128	$26,326	$24,973	N/A	N/A
	2007	$15,624	$22,338	$25,612	$28,414	$91,987
	2006	$15,732	$19,935	$17,210	$16,263	$69,142
	2005	$-	$-	$-	$17,291	$17,291

Vacation Ownership
Deferred Revenues (in 000s) (e)	2008	$(81,716)	$(5,240)	$(2,023)	N/A	N/A
	2007	$3,906	$(4,908)	$506	$(21,092)	$(21,588)
	2006	$12,708	$(221)	$(23,491)	$(10,675)	$(21,679)
	2005	$492	$(9,150)	$(5,856)	$(2,022)	$(16,536)

Provision for Loan Losses (in 000s) (f)	2008	$82,344	$112,669	$118,609	N/A	N/A
	2007	$60,869	$75,032	$85,762	$83,644	$305,307
	2006	$61,242	$55,872	$63,213	$78,680	$259,007
	2005	$24,652	$27,754	$44,050	$31,644	$128,101

Note: Full year amounts may not foot across due to rounding.

(a)	Information includes the acquisitions of Microtel Inns & Suites and Hawthorn Suites (July 2008), Wyndham Hotels and Resorts (October 2005) and Baymont Inn & Suites (April 2006) from their acquisition dates forward. Therefore, the data is not presented on a comparable basis.

(b)	Numbers include affiliated hotels from the fourth quarter of 2006 forward.

(c)	Marketing and reservation revenues represent fees we receive from franchised and managed hotels that are to be expended for marketing purposes or the operation of a centralized, brand-specific reservation system. These fees are typically based on a percentage of the gross room revenues of each hotel. Marketing and reservation fees are also included in the above table within royalty, marketing and reservation revenues. Wyndham Rewards revenues represent fees we receive relating to our loyalty program.

(d)	Primarily represents payroll costs in our hotel management business that we incur and pay on behalf of property owners and for which we are reimbursed by the property owners.

(e)	Represents the revenue that is deferred under the percentage of completion method of accounting. Under the percentage of completion method of accounting, a portion of the total revenue from a vacation ownership contract sale is not recognized if the construction of the vacation resort has not yet been fully completed. This revenue will be recognized in future periods in proportion to the costs incurred as compared to the total expected costs for completion of construction of the vacation resort. Positive amounts represent the recognition of previously deferred revenues.

(f)	Represents provision for estimated losses on vacation ownership contract receivables originated during the period. Beginning January 1, 2006, the Company recorded such provision as a contra revenue to vacation ownership interest sales on the Consolidated and Combined Statements of Income, as required by Statement of Financial Accounting Standards No. 152, ‘‘Accounting for Real Estate Time-Sharing Transactions.’’ Prior to January 1, 2006, the Company recorded such provision, net of estimated inventory recoveries, as a separate expense line item on the Combined Statements of Income and thus 2005 amounts are not comparable to 2006, 2007 and 2008 amounts.

Table 5
Wyndham Worldwide Corporation
SCHEDULE OF DEBT
(In millions)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2008	2008	2008	2007	2007
Securitized vacation ownership debt
Term notes	$1,437	$1,727	$1,278	$1,435	$1,148
Bank conduit facility (a)	647	354	841	646	777

Securitized vacation ownership debt (b)	2,084	2,081	2,119	2,081	1,925
Less: Current portion of securitized vacation ownership debt	324	284	268	237	304

Long-term securitized vacation ownership debt	$1,760	$1,797	$1,851	$1,844	$1,621

Debt:
6.00% Senior unsecured notes (due December 2016) (c)	$797	$797	$797	$797	$797
Term loan (due July 2011)	300	300	300	300	300
Revolving credit facility (due July 2011) (d)	305	145	95	97	133
Vacation ownership bank borrowings	172	196	181	164	148
Vacation rentals capital leases	143	162	165	154	153
Other	12	13	14	14	14

Total debt	1,729	1,613	1,552	1,526	1,545
Less: Current portion of debt	182	207	193	175	159

Long-term debt	$1,547	$1,406	$1,359	$1,351	$1,386

(a)	This 364-day vacation ownership bank conduit facility has availability of $1,200 million and is no longer revolving as of October 29, 2008. See press release discussion regarding a new bank conduit facility.

(b)	This debt is collateralized by $2,721 million, $2,723 million, $2,667 million, $2,596 million and $2,428 million of underlying vacation ownership contract receivables and related assets at September 30, 2008, June 30, 2008, March 31, 2008, December 31, 2007 and September 30, 2007, respectively.

(c)	The balance at September 30, 2008 represents $800 million aggregate principal less $3 million of unamortized discount.

(d)	The Company’s revolving credit facility has a borrowing capacity of $900 million. At September 30, 2008, the Company has $60 million of outstanding letters of credit and a remaining borrowing capacity of $535 million. The increase in balance from June 30, 2008 to September 30, 2008 primarily relates to amounts borrowed to fund the July 2008 acquisition of U.S. Franchise Systems, Inc. and its Microtel Inns & Suites and Hawthorn Suites hotel brands.

Table 6
(1 of 2)
Wyndham Worldwide Corporation
HOTEL BRAND SYSTEMS DETAILS

		As of and For the Three Months Ended September 30, 2008
					Average
					Revenue Per
			Average	Average Daily	Available Room
Brand	Number of Properties	Number of Rooms	Occupancy Rate	Rate (ADR)	(RevPAR)

Wyndham Hotels and Resorts	80	21,365	63.4%	$123.13	$78.09

Wingate Inn	158	14,427	62.9%	$93.44	$58.77

Hawthorn Suites	90	8,404	63.5%	$91.00	$57.78

Ramada	877	110,844	57.0%	$82.35	$46.92

Baymont	213	18,194	55.7%	$67.82	$37.74

AmeriHost Inn	14	893	59.8%	$79.06	$47.27

Days Inn	1,878	152,557	56.9%	$68.95	$39.22

Super 8	2,098	130,056	62.1%	$63.69	$39.57

Howard Johnson	471	45,084	52.4%	$69.09	$36.20

Travelodge	482	36,203	56.1%	$73.48	$41.19

Microtel Inns & Suites	301	21,431	57.9%	$63.51	$36.78

Knights Inn	294	19,568	45.4%	$46.18	$20.95

Unmanaged, Affiliated and Managed, Non-Proprietary Hotels(*)	14	4,367	N/A	N/A	N/A

Total	6,970	583,393	57.7%	$72.61	$41.93

		As of and For the Three Months Ended September 30, 2007
					Average
					Revenue Per
			Average	Average Daily	Available Room
Brand	Number of Properties	Number of Rooms	Occupancy Rate	Rate (ADR)	(RevPAR)

Wyndham Hotels and Resorts	75	20,585	65.3%	$110.47	$72.10

Wingate Inn	152	13,952	67.1%	$89.71	$60.18

Ramada	854	103,230	61.6%	$79.38	$48.91

Baymont	182	15,962	63.6%	$72.61	$46.16

AmeriHost Inn	39	2,754	58.4%	$70.99	$41.45

Days Inn	1,857	150,667	59.7%	$67.91	$40.57

Super 8	2,061	127,038	65.4%	$62.05	$40.60

Howard Johnson	465	44,422	53.9%	$69.40	$37.41

Travelodge	492	36,639	59.1%	$71.48	$42.27

Knights Inn	261	18,193	45.2%	$46.49	$21.01

Unmanaged, Affiliated and Managed, Non-Proprietary Hotels(*)	23	7,475	N/A	N/A	N/A

Total	6,461	540,917	60.9%	$70.77	$43.10

NOTE: A glossary of terms is included in Table 3 (2 of 2).

(*)	Represents 1) affiliated properties for which we receive a fee for reservation services provided and 2) properties managed under the CHI Limited joint venture. These properties are not branded; as such, certain operating statistics (such as average occupancy rate, ADR and RevPAR) are not relevant.

Table 6
(2 of 2)
Wyndham Worldwide Corporation
HOTEL BRAND SYSTEMS DETAILS

		As of and For the Nine Months Ended September 30, 2008
					Average
					Revenue Per
			Average	Average Daily	Available Room
Brand	Number of Properties	Number of Rooms	Occupancy Rate	Rate (ADR)	(RevPAR)

Wyndham Hotels and Resorts	80	21,365	63.6%	$123.30	$78.44

Wingate Inn	158	14,427	62.3%	$92.72	$57.78

Hawthorn Suites	90	8,404	63.5%	$91.00	$57.78

Ramada	877	110,844	54.2%	$82.35	$44.63

Baymont	213	18,194	51.2%	$66.38	$34.02

AmeriHost Inn	14	893	49.2%	$71.45	$35.15

Days Inn	1,878	152,557	52.0%	$65.80	$34.24

Super 8	2,098	130,056	56.0%	$60.40	$33.84

Howard Johnson	471	45,084	48.5%	$65.95	$32.01

Travelodge	482	36,203	50.7%	$70.20	$35.60

Microtel Inns & Suites	301	21,431	57.9%	$63.51	$36.78

Knights Inn	294	19,568	42.4%	$43.71	$18.54

Unmanaged, Affiliated and Managed, Non-Proprietary Hotels(*)	14	4,367	N/A	N/A	N/A

Total	6,970	583,393	53.4%	$70.68	$37.76

		As of and For the Nine Months Ended September 30, 2007
					Average
					Revenue Per
			Average	Average Daily	Available Room
Brand	Number of Properties	Number of Rooms	Occupancy Rate	Rate (ADR)	(RevPAR)

Wyndham Hotels and Resorts	75	20,585	65.2%	$112.65	$73.42

Wingate Inn	152	13,952	66.7%	$89.65	$59.82

Ramada	854	103,230	56.5%	$77.55	$43.86

Baymont	182	15,962	56.5%	$68.91	$38.90

AmeriHost Inn	39	2,754	49.0%	$66.71	$32.66

Days Inn	1,857	150,667	54.4%	$63.72	$34.67

Super 8	2,061	127,038	57.9%	$58.53	$33.91

Howard Johnson	465	44,422	49.4%	$65.59	$32.39

Travelodge	492	36,639	52.2%	$66.42	$34.68

Knights Inn	261	18,193	42.3%	$43.58	$18.43

Unmanaged, Affiliated and Managed, Non-Proprietary Hotels (*)	23	7,475	N/A	N/A	N/A

Total	6,461	540,917	55.4%	$67.94	$37.63

NOTE: A glossary of terms is included in Table 3 (2 of 2).

(*)	Represents 1) affiliated properties for which we receive a fee for reservation services provided and 2) properties managed under the CHI Limited joint venture. These properties are not branded; as such, certain operating statistics (such as average occupancy rate, ADR and RevPAR) are not relevant.

Table 7
(1 of 2)
Wyndham Worldwide Corporation
NON-GAAP RECONCILIATIONS
(In millions, except per share data)

	Three Months Ended			Nine Months Ended
	March 31, 2008	June 30, 2008	September 30, 2008	September 30, 2008

Reported EBITDA	$130	$221	$294	$645

Resolution of and adjustment to contingent liabilities and assets (a)	3	(7)	1	(4)

Trademark impairment (b)	28	—	—	28

Restructuring costs (c)	—	—	6	6

Adjusted EBITDA	$161	$214	$301	$675

Reported PreTax Income	$70	$160	$228	$457

Resolution of and adjustment to contingent liabilities and assets (a)	3	(7)	1	(4)

Trademark impairment (b)	28	—	—	28

Restructuring costs (c)	—	—	6	6

Adjusted PreTax Income	$101	$153	$235	$487

Reported Tax Provision	$(28)	$(62)	$86	$175

Resolution of and adjustment to contingent liabilities and assets (d)	—	3	(1)	(5)

Trademark impairment (d)	(11)	—	—	11

Restructuring costs (d)	—	—	2	2

Adjusted Tax Provision	$(39)	$(59)	$87	$183

Reported Net Income	$42	$98	$142	$282
Resolution of and adjustment to contingent liabilities and assets	3	(4)	2	1
Trademark impairment	17	—	—	17
Restructuring costs	—	—	4	4

Adjusted Net Income	$62	$94	$148	$304

Reported Diluted EPS	$0.24	$0.55	$0.80	$1.58
Resolution of and adjustment to contingent liabilities and assets	0.01	(0.02)	0.01	0.01
Trademark impairment	0.10	—	—	0.10
Restructuring costs	—	—	0.02	0.02

Adjusted Diluted EPS	$0.35	$0.53	$0.83	$1.71

Diluted Shares	178	178	178	178

Note: Amounts may not foot due to rounding.

(a)	Relates to the net (benefit)/expense from the resolution of and adjustment to certain contingent liabilities and assets.

(b)	Represents an impairment charge due to the Company’s initiative to rebrand its vacation ownership trademarks to the Wyndham brand.

(c)	Relates to costs incurred as a result of various strategic initiatives approved by the Company and commenced during the third quarter of 2008.

(d)	Relates to the tax effect of the adjustments.

Table 7
(2 of 2)
Wyndham Worldwide Corporation
NON-GAAP RECONCILIATIONS
(In millions, except per share data)

	Three Months Ended			Nine Months Ended
	March 31, 2007	June 30, 2007	September 30, 2007	September 30, 2007

Reported EBITDA	$192	$211	$248	$650

Separation and related costs (a)	6	7	3	16

Resolution of and adjustment to contingent liabilities and assets (b)	(13)	(17)	25	(5)

Adjusted EBITDA	$185	$201	$276	$661

Reported PreTax Income	$139	$154	$189	$482

Separation and related costs (a)	6	7	3	16

Resolution of and adjustment to contingent liabilities and assets (b)	(13)	(17)	25	(5)

Adjusted PreTax Income	$132	$144	$217	$493

Reported Tax Provision	$(53)	$(58)	$(72)	$(184)

Separation and related costs (c)	(2)	(3)	(1)	(6)

Resolution of and adjustment to contingent liabilities and assets (c)	4	6	(10)	1

Adjusted Tax Provision	$(51)	$(55)	$(83)	$(189)

Reported Net Income	$86	$96	$117	$298

Separation and related costs	4	4	2	10

Resolution of and adjustment to contingent liabilities and assets	(9)	(11)	15	(4)

Adjusted Net Income	$81	$89	$134	$304

Reported Diluted EPS	$0.45	$0.52	$0.65	$1.62

Separation and related costs	0.02	0.02	0.01	0.05

Resolution of and adjustment to contingent liabilities and assets	(0.05)	(0.06)	0.09	(0.02)

Adjusted Diluted EPS	$0.43	$0.49	$0.75	$1.65

Diluted Shares	190	183	180	184

Note: Amounts may not foot due to rounding.

(a)	Represents the costs incurred in connection with the Company’s separation from Cendant (now Avis Budget Group).

(b)	Relates to the net (benefit)/expense from the resolution of and adjustment to certain contingent liabilities and assets.

(c)	Relates to the tax effect of the adjustments.

Table 8
(1 of 4)
Wyndham Worldwide Corporation
NON-GAAP FINANCIAL INFORMATION
(In millions, except per share data)

	Three Months Ended September 30, 2008

		Legacy		Restructuring
	As Reported	Adjustments		Costs		As Adjusted
Net revenues

Vacation ownership interest sales	$446					$446

Service fees and membership	468					468

Franchise fees	153					153

Consumer financing	111					111

Other	48					48

Net revenues	1,226	-		-		1,226

Expenses

Operating	439					439

Cost of vacation ownership interests	86					86

Consumer financing interest	34					34

Marketing and reservation	232					232

General and administrative	140	(1	) (a)			139

Restructuring costs	6			(6	) (b)	-

Depreciation and amortization	47					47

Total expenses	984	(1)		(6)		977

Operating income	242	1		6		249

Other income, net	(5)					(5)

Interest expense	21					21

Interest income	(2)					(2)

Income before income taxes	228	1		6		235

Provision for income taxes	86	(1	) (c)	2	(c)	87

Net income	$142	$2		$4		$148

Earnings per share

Basic	$0.80	$0.01		$0.02		$0.83

Diluted	0.80	0.01		0.02		0.83

Weighted average shares outstanding

Basic	178	178		178		178

Diluted	178	178		178		178

(a)	Relates to the net benefit from the resolution of and adjustment to certain contingent liabilities and assets.

(b)	Relates to costs incurred as a result of various strategic initiatives approved by the Company and commenced during the third quarter of 2008.

(c)	Relates to the tax effect of the adjustment.

Table 8
(2 of 4)
Wyndham Worldwide Corporation
NON-GAAP FINANCIAL INFORMATION
(In millions, except per share data)

	Nine Months Ended September 30, 2008

		Legacy		Trademark		Restructuring
	As Reported	Adjustments		Impairment		Costs		As Adjusted
Net revenues

Vacation ownership interest sales	$1,153							$1,153

Service fees and membership	1,344							1,344

Franchise fees	402							402

Consumer financing	314							314

Other	157							157

Net revenues	3,370	-		-		-		3,370

Expenses

Operating	1,284							1,284

Cost of vacation ownership interests	226							226

Consumer financing interest	93							93

Marketing and reservation	659							659

General and administrative	438	4	(a)					442

Trademark impairment	28			(28	) (b)			-

Restructuring costs	6					(6	) (c)	-

Depreciation and amortization	137							137

Total expenses	2,871	4		(28)		(6)		2,841

Operating income	499	(4)		28		6		529

Other income, net	(9)							(9)

Interest expense	59							59

Interest income	(8)							(8)

Income before income taxes	457	(4)		28		6		487

Provision for income taxes	175	(5	) (d)	11	(d)	2	(d)	183

Net income	$282	$1		$17		$4		$304

Earnings per share

Basic	$1.59	$0.01		$0.10		$0.02		$1.71

Diluted	1.58	0.01		0.10		0.02		1.71

Weighted average shares outstanding

Basic	177	177		177		177		177

Diluted	178	178		178		178		178

Note: EPS amounts may not foot across due to rounding.

(a)	Relates to the net benefit from the resolution of and adjustment to certain contingent liabilities and assets.

(b)	Represents an impairment charge due to the Company’s initiative to rebrand its vacation ownership trademarks to the Wyndham brand.

(c)	Relates to costs incurred as a result of various strategic initiatives approved by the Company and commenced during the third quarter of 2008.

(d)	Relates to the tax effect of the adjustments.

Table 8
(3 of 4)
Wyndham Worldwide Corporation
NON-GAAP FINANCIAL INFORMATION
(In millions, except per share data)

	Three Months Ended September 30, 2007

		Separation and
		Related		Legacy
	As Reported	Adjustments		Adjustments		As Adjusted
Net revenues

Vacation ownership interest sales	$467					$467

Service fees and membership	442					442

Franchise fees	155					155

Consumer financing	93					93

Other	59					59

Net revenues	1,216	-		-		1,216

Expenses

Operating	440					440

Consumer financing interest expense	29					29

Cost of vacation ownership interests	101					101

Marketing and reservation	229					229

General and administrative	174			(25	) (b)	149

Separation and related costs	3	(3	) (a)			-

Depreciation and amortization	43					43

Total expenses	1,019	(3)		(25)		991

Operating income	197	3		25		225

Other income, net	(8)					(8)

Interest expense	20					20

Interest income	(4)					(4)

Income before income taxes	189	3		25		217

Provision for income taxes	72	1	(c)	10	(c)	83

Net income	$117	$2		$15		$134

Earnings per share

Basic	$0.65	$0.01		$0.09		$0.75

Diluted	0.65	0.01		0.09		0.75

Weighted average shares outstanding

Basic	179	179		179		179

Diluted	180	180		180		180

Note: EPS amounts may not foot across due to rounding.

(a)	Represents the costs incurred in connection with the Company’s separation from Cendant (now Avis Budget Group).

(b)	Relates to the net benefit from the resolution of certain contingent liabilities.

(c)	Relates to the tax effect of the adjustments.

Table 8
(4 of 4)
Wyndham Worldwide Corporation
NON-GAAP FINANCIAL INFORMATION
(In millions, except per share data)

	Nine Months Ended September 30, 2007
		Separation and
		Related		Legacy
	As Reported	Adjustments		Adjustments		As Adjusted
Net revenues

Vacation ownership interest sales	$1,283					$1,283

Service fees and membership	1,232					1,232

Franchise fees	406					406

Consumer financing	261					261

Other	146					146

Net revenues	3,328	-		-		3,328

Expenses

Operating	1,246					1,246

Consumer financing interest expense	77					77

Cost of vacation ownership interests	296					296

Marketing and reservation	632					632

General and administrative	419			5	(b)	424

Separation and related costs	16	(16	) (a)			-

Depreciation and amortization	122					122

Total expenses	2,808	(16)		5		2,797

Operating income	520	16		(5)		531

Other income, net	(8)					(8)

Interest expense	55					55

Interest income	(9)					(9)

Income before income taxes	482	16		(5)		493

Provision for income taxes	184	6	(c)	(1	) (c)	189

Net income	$298	$10		$(4)		$304

Earnings per share

Basic	$1.63	$0.05		$(0.02)		$1.66

Diluted	1.62	0.05		(0.02)		1.65

Weighted average shares outstanding

Basic	183	183		183		183

Diluted	184	184		184		184

Note: EPS amounts may not foot across due to rounding.

(a)	Represents the costs incurred in connection with the Company’s separation from Cendant (now Avis Budget Group).

(c)	Relates to the net benefit from the resolution of certain contingent liabilities and assets.

(c)	Relates to the tax effect of the adjustments.